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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 22, 1999
                                                  -----------------


                               WESTERN BEEF, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-4485                13-3266114
          --------                        ------                ----------
(State or other jurisdiction         (Commission File          (IRS Employer
     of incorporation)                    Number)            Identification No.)


       47-05 Metropolitan Avenue
          Ridgewood, New York                                           11385
----------------------------------------                               --------
(Address of principal executive offices)                               Zip Code


Registrant's telephone number, including area code: (718) 417-3770
                                                    --------------



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Item 1. Changes in Control of Registrant
        --------------------------------

     On December 22, 1999, Western Beef, Inc. (the "Company") and Cactus Acquisition, Inc. ("Cactus") consummated a merger of Cactus with and into the Company (the "Merger"), with the Company as the surviving corporation. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of July 29, 1999 between the Company and Cactus, (the "Merger Agreement"). As a result of the Merger, each issued and outstanding share of common stock, par value $.05 per share, of the Company (other than shares owned by Cactus) has been converted into the right to receive $8.75 in cash.

     Additional information regarding the Merger, including a description thereof and other matters, is included in the Company's Proxy Statement on
Schedule 14A which was filed with the Securities and Exchange Commission on November 1, 1999 (the "Proxy Statement") and provided to the Company's stockholders. The Proxy Statement is hereby incorporated by reference in this Current Report on Form 8-K.

     A portion of consideration paid in the Merger was obtained through a loan from North Fork Bank . The commitments for such loans are described in the Proxy Statement.

     A copy of the press release issued by the Company on December 22, 1999 in respect of the consummation of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.



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Item 7. Financial Statements and Exhibits
        ---------------------------------

(a)     Financial Statements of business acquired:  None

(b)     Pro Forma Financial Information:            None

(c)     Exhibits:

        99.1  Press Release issued by the Company on December 22, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Western Beef, Inc.

Dated: December 22, 1999            By: /s/ Peter Castellana, Jr.
                                        ------------------------------
                                    Name:  Peter Castellana, Jr.
                                    Title: President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

   99.1            Press Release issued by the Company on December 22, 1999.


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